Exhibit 99.1

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CONTACT:	Corporate Communications
404-715-2554, media@delta.com

Investor Relations
404-715-2170

Delta Reports Financial and Operating Performance for May

ATLANTA, June 4, 2012 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for May 2012.

Delta’s consolidated passenger unit revenue (PRASM) increased 6 percent for the month of May as compared to the prior year. While lower than recent guidance by one point, May’s performance is strong when viewed in the context of an exceptional May performance in 2011. The variance to recent guidance is due primarily to the impact from competitor fare actions in the second half of the month. Delta expects strong peak season revenue performance.

System load factor increased 0.2 points on a 0.9 percent reduction in capacity.

The company’s fuel price per gallon was $3.37 for the month.

Delta had strong operational performance during the month. Delta’s completion factor of 99.7 percent was 0.2 points higher than prior year, and its on-time performance improved 3.7 points to 86.4 percent.

The company’s financial and operational performance is detailed below.

Preliminary Financial and Operational Results – May 2012
Consolidated PRASM change year over year	6%
Consolidated average fuel price	$3.37
On-time performance (preliminary DOT A14)	86.4%
Mainline completion factor	99.7%

Note: Fuel price includes taxes, transportation, settled hedges, and hedge premiums, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta was named domestic “Airline of the Year” by the readers of Travel Weekly magazine, was named the “Top Tech-Friendly U.S. Airline” by PCWorld magazine for its innovation in technology and won the Business Travel News Annual Airline Survey. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 350  destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of June 4, 2012, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	May 2012	May 2011	Change		May 2012	May 2011	Change

RPMs (000):
Domestic	9,785,620	9,985,993	(2.0%)		45,567,649	45,407,237	0.4%
Delta Mainline	7,740,447	7,862,186	(1.5%)		35,920,965	35,788,782	0.4%
Regional	2,045,173	2,123,807	(3.7%)		9,646,684	9,618,455	0.3%
International	6,747,082	6,647,184	1.5%		29,968,989	29,629,071	1.1%
Latin America	1,059,908	1,015,180	4.4%		5,831,089	5,730,215	1.8%
Delta Mainline	1,042,916	997,433	4.6%		5,764,546	5,649,846	2.0%
Regional	16,992	17,747	(4.3%)		66,541	80,369	(17.2%)
Atlantic	3,633,586	3,801,098	(4.4%)		14,607,370	15,046,475	(2.9%)
Pacific	2,053,587	1,830,906	12.2%		9,530,532	8,852,381	7.7%
Total System	16,532,701	16,633,177	(0.6%)		75,536,638	75,036,308	0.7%

ASMs (000):
Domestic	11,460,650	11,740,064	(2.4%)		54,929,772	56,139,811	(2.2%)
Delta Mainline	8,954,178	9,121,503	(1.8%)		42,518,925	43,462,987	(2.2%)
Regional	2,506,471	2,618,561	(4.3%)		12,410,846	12,676,824	(2.1%)
International	8,188,556	8,082,740	1.3%		38,038,806	39,051,367	(2.6%)
Latin America	1,350,895	1,346,760	0.3%		7,464,976	7,556,811	(1.2%)
Delta Mainline	1,325,428	1,321,284	0.3%		7,359,829	7,434,866	(1.0%)
Regional	25,467	25,476	(0.0%)		105,147	121,945	(13.8%)
Atlantic	4,296,128	4,540,011	(5.4%)		18,641,484	20,178,991	(7.6%)
Pacific	2,541,533	2,195,969	15.7%		11,932,346	11,315,565	5.5%
Total System	19,649,206	19,822,804	(0.9%)		92,968,577	95,191,178	(2.3%)

Load Factor:
Domestic	85.4%	85.1%	0.3	pts	83.0%	80.9%	2.1	pts
Delta Mainline	86.4%	86.2%	0.2	pts	84.5%	82.3%	2.2	pts
Regional	81.6%	81.1%	0.5	pts	77.7%	75.9%	1.8	pts
International	82.4%	82.2%	0.2	pts	78.8%	75.9%	2.9	pts
Latin America	78.5%	75.4%	3.1	pts	78.1%	75.8%	2.3	pts
Delta Mainline	78.7%	75.5%	3.2	pts	78.3%	76.0%	2.3	pts
Regional	66.7%	69.7%	(3.0)	pts	63.3%	65.9%	(2.6)	pts
Atlantic	84.6%	83.7%	0.9	pts	78.4%	74.6%	3.8	pts
Pacific	80.8%	83.4%	(2.6)	pts	79.9%	78.2%	1.7	pts
Total System	84.1%	83.9%	0.2	pts	81.2%	78.8%	2.4	pts

Mainline Completion	99.7%	99.5%	0.2	pts
Factor

Passengers Boarded	14,186,874	14,365,302	(1.2%)		65,476,527	64,596,124	1.4%

Cargo Ton Miles (000):	206,237	197,110	4.6%		967,841	983,215	(1.6%)

Endnote:
* Results include flights operated under contract carrier arrangements.

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Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

May 2012

Delta sometimes uses information that is derived from its Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•        Delta adjusts for mark to market (“MTM”) adjustments for fuel hedges recorded in periods other than the settlement period in order to evaluate the company’s financial results in the period shown.

May 2012 (preliminary)
Average price per fuel gallon including fuel expense incurred under contract carrier arrangements	$5.78
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(2.41)
Average price per fuel gallon, adjusted	$3.37

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